Exhibit 99.1

This press release may not be published or distributed, directly or indirectly, in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. The Offer is not being made to, nor will any tender of shares be accepted from or on behalf of, holders in such jurisdictions or elsewhere where their participation requires further documentation, filings or other measures in addition to those required by Swedish law. Shareholders in the United States should refer to the section titled “Special notice to shareholders in the United States” at the end of this announcement.

This is a translation of the original Swedish language press release. In the event of any discrepancies, the original Swedish wording shall prevail.

Press release

6 May 2014

Lexmark International Technology announces a recommended cash offer to the shareholders of ReadSoft

Lexmark International Technology S.A. (“Lexmark International Technology”), a wholly-owned subsidiary of Lexmark International Inc. ("Lexmark"), hereby announces a recommended cash offer (the “Offer”) to the shareholders of ReadSoft AB (publ) (“ReadSoft” or the “Company”). The class B shares in ReadSoft are admitted to trading on NASDAQ OMX Stockholm.

▪
Lexmark International Technology offers SEK 40.05 in cash per share in ReadSoft, irrespective of share class.1 The total offer value for all shares in ReadSoft amounts to approximately SEK 1,225,679,947.2

▪	The Offer represents a premium of:

•	117.7 per cent compared to the closing share price of SEK 18.40 per class B share in ReadSoft on NASDAQ OMX Stockholm on 5 May 2014, the last trading day before the announcement of the Offer;

•	124.7 per cent compared to the volume-weighted average share price of SEK 17.82 of the Company's class B shares on NASDAQ OMX Stockholm during the last three months prior to 5 May 2014; and

•	42.0 per cent compared to the fifty-two week high share price of SEK 28.20 of the Company's class B shares on NASDAQ OMX Stockholm during the last twelve months prior to 5 May 2014.

1 Based on 30,603,744  shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company.

2 Based on 30,603,744  shares, being the number of currently outstanding shares , excluding the 2,540,696 shares held by the Company.

▪	The Board of Directors of ReadSoft unanimously recommends the Company’s shareholders to accept the Offer.

▪
The founders of ReadSoft, Messrs. Lars Appelstål and Jan Andersson, representing in aggregate 22.9 per cent of the shares and 41.5 per cent of the votes in ReadSoft3, have undertaken to accept the Offer.

▪	The acceptance period is expected to commence around May 23, 2014 and end around June 23, 2014. Settlement is expected to begin around June 30, 2014.

“ReadSoft is a great strategic fit, solidifying our position in the fast growing market for content and process management software solutions. The acquisition of ReadSoft will significantly expand our offering by adding document process automation capabilities and increase our geographical footprint, in line with our dedicated growth strategy within Lexmark's Perceptive Software segment. We look forward to working with ReadSoft’s management team to further strengthen our position as a leading provider of intelligent data capture software solutions for back office processes,” said Paul Rooke, Lexmark chairman and chief executive officer.

“The Board of Directors of ReadSoft has carefully considered the offer and sees Lexmark as an excellent owner committed to the further development of ReadSoft’s business, and has therefore decided to recommend the shareholders to accept the tender offer from Lexmark,“ said Göran Larsson, chairman of the board of ReadSoft.

Background and reasons for the Offer

Since 2010 Lexmark has been investing in the enterprise content management (“ECM”), business process management (“BPM”), intelligent data capture and search software markets. The Company acquired Perceptive Software, Inc. (“Perceptive Software”), a leading provider of ECM software and document workflow solutions in 2010. Since the acquisition of Perceptive Software, Lexmark has made nine additional software acquisitions as Lexmark continues the transition from a hardware-centric company to a solutions company providing end-to-end solutions that allow customers to bridge the paper and digital worlds and the unstructured and structured content/process worlds.

Lexmark believes that ReadSoft’s business complements Lexmark’s existing portfolio of software offerings offered by the Perceptive Software segment.  A combination of the Perceptive Software segment and ReadSoft would facilitate the continued evolution of Perceptive Software’s software platform and enable Lexmark to satisfy two of its objectives – building out Perceptive Software’s document processing capabilities and expanding Perceptive Software’s footprint in Europe.

Lexmark places great confidence in ReadSoft’s management team, who it expects will continue to play an important role in developing and executing the growth plans for Lexmark’s Perceptive Software segment.  Lexmark supports ReadSoft’s effort to become the leading supplier in document process automation, the rapid expansion in cloud-based solutions and its continued development of its document automation platform.  Lexmark believes this approach being taken by ReadSoft, together with Lexmark’s considerable world-wide resources, will further strengthen ReadSoft’s leadership position. Lexmark plans to integrate ReadSoft with Lexmark’s Perceptive Software segment. As this segment of

3 Based on 30,603,744  shares, being the number of currently outstanding shares , excluding the 2,540,696 shares held by the Company.

Lexmark’s business is expected to continue to grow and until Lexmark has fully developed its integration plans, Lexmark does not intend to make material changes to the terms or places of employment for ReadSoft’s employees in the near term.

The Offer

Lexmark International Technology offers SEK 40.05 in cash per share in ReadSoft, irrespective of share class.4

The Offer does not include the convertibles issued in May 2011, October 2011, April 2012 and April 2013 as part of ReadSoft’s incentive programs for employees. Outside of the Offer, Lexmark International Technology will offer the participants in the programs a reasonable treatment with respect to their holdings.

The Offer represents a premium of:

•	117.7 per cent compared to the closing share price of SEK 18.40 per class B share in ReadSoft on NASDAQ OMX Stockholm on 5 May 2014, the last trading day before the announcement of the Offer;

•	124.7 per cent compared to the volume-weighted average share price of SEK 17.82 of the Company's class B shares on NASDAQ OMX Stockholm during the last three months prior to 5 May 2014; and

•	42.0 per cent compared to the fifty-two week high share price of SEK 28.20 of the Company's class B shares on NASDAQ OMX Stockholm during the last twelve months prior to 5 May 2014.

The total offer value for all shares in ReadSoft amounts to approximately SEK 1,225,679,947.5

No commission will be charged in connection with the Offer.

Recommendation from the Board of Directors of ReadSoft

The Board of Directors of ReadSoft unanimously recommends the Company’s shareholders to accept the Offer. Please see the separate press release from the Board of Directors of ReadSoft.

Support from shareholders in ReadSoft

The founders of ReadSoft, Messrs. Lars Appelstål and Jan Andersson, representing in aggregate 22.9 per cent of the shares and 41.5 per cent of the votes in ReadSoft6, have undertaken to accept the Offer.

The undertakings will lapse in the event that the Offer has lapsed or been withdrawn or has not been declared unconditional by the date that is 100 calendar days from the later of this

4 Based on 30,603,744  shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company.

5 Based on 30,603,744  shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company.

6 Based on 30,603,744  shares, being the number of currently outstanding shares , excluding the 2,540,696 shares held by the Company.

Offer Announcement or the announcement of a revised Offer by Lexmark International Technology that matches or exceeds a competitive offer to acquire all the shares of ReadSoft.

Lexmark International Technology's and Lexmark's shareholding in ReadSoft

Neither Lexmark International Technology, nor Lexmark currently holds or controls any shares in ReadSoft. Neither Lexmark International Technology, nor Lexmark has acquired any shares in ReadSoft during the last six months prior to the announcement of the Offer.

Conditions for the Offer

Completion of the Offer is conditional upon:

1.	the Offer being accepted to such an extent that Lexmark International Technology becomes the owner of shares representing more than 90 per cent of the shares in ReadSoft on a fully diluted basis;

2.	no other party announcing an offer to acquire shares in ReadSoft on terms that are more favorable to the shareholders of ReadSoft than those of the Offer;

3.
all regulatory, governmental or similar clearances, approvals, decisions and other actions from authorities or similar, including approvals and clearances from competition authorities, required for the Offer and the acquisition of ReadSoft, being obtained, in each case on terms which, in Lexmark International Technology's opinion, are acceptable;

4.
neither the Offer nor the acquisition of ReadSoft being rendered wholly or partially impossible or significantly impeded as a result of legislation or other regulation, any decision of court or public authority, or any similar circumstance, which is actual or can be anticipated, and which Lexmark International Technology could not reasonably have foreseen at the time of announcement of the Offer;

5.
no circumstances, which Lexmark International Technology did not have knowledge of at the time of announcement of the Offer, having occurred that have or can be expected to have a material adverse effect upon the Company's sales, results, liquidity, solidity, equity or assets;

6.
no information made public by ReadSoft or disclosed by ReadSoft to Lexmark International Technology being inaccurate, incomplete or misleading in any material respects, and ReadSoft having made public all information which should have been made public; and

7.	ReadSoft not taking any measures that are likely to impair the prerequisites for making or implementing the Offer.

Lexmark International Technology reserves the right to withdraw the Offer in the event that it can be established that any of the above conditions is not satisfied or cannot be satisfied. However, with regard to conditions 2-7, the Offer may only be withdrawn where the non-satisfaction of such condition is of material importance to Lexmark International Technology's acquisition of ReadSoft or if otherwise approved by the Swedish Securities Council.

Lexmark International Technology reserves the right to waive, in whole or in part, one, several or all of conditions 2-7 above. Lexmark International Technology does not reserve such right with respect to condition 1 above and will, accordingly, not complete the Offer at a lower level of acceptance than set out in that condition.

Financing

Lexmark International Technology is not dependent on external financing for the Offer. Lexmark International Technology will finance the Offer with available funds. Accordingly, the completion of the Offer is not conditional upon any financing being obtained.  Lexmark has unconditionally and irrevocably guaranteed the due performance of e.g. Lexmark International Technology's payment obligations towards the shareholders of ReadSoft pursuant to the Offer (if completed).

Due diligence

Lexmark International Technology and Lexmark have, in connection with the preparations for the Offer, conducted a limited confirmatory due diligence review of ReadSoft. ReadSoft has confirmed that no information which has not previously been published and which can reasonably be expected to affect the price of the Company's securities has been disclosed to Lexmark International Technology or Lexmark during the course of the due diligence process.

Agreement with ReadSoft

Lexmark International Technology and Lexmark, as guarantor, have entered into a transaction agreement with ReadSoft in relation to the Offer, which will be disclosed in its entirety in the offer document. The agreement includes i.a. a provision that the Company shall not conduct discussions or negotiate with any other party regarding a competing offer or otherwise support such offer unless this represents at least 7 percent higher value for the shareholders than the Offer or a revised offer from Lexmark International Technology.

Lexmark International Technology and Lexmark in brief

Lexmark International Technology S.A is a joint stock company incorporated in Switzerland, registered under number CH- 660.1.169.996 (Trade Register Geneva), with registered seat at Meyrin, Canton Geneva with the principal office at Batiment ICC – Bloc D 20, Route de Pre-Bois, Geneve 15, 1215, Switzerland. Lexmark International Technology is a wholly-owned subsidiary of Lexmark. Lexmark International Technology operates Lexmark's and Perceptive Software's business outside North America.

Lexmark is a Delaware corporation and was formed in 1991. In 1995, Lexmark completed its initial public offering and trades on the New York Stock Exchange under the symbol “LXK.”  In 2013, Lexmark had sales over $3.6 million (USD), did business in over 170 countries and employs approximately 12,000 people world-wide.  Lexmark’s cash balance as of March 31, 2014 is approximately $1 billion (USD).

Indicative timetable

The acceptance period for the Offer is expected to commence around May 23, 2014 and end around June 23, 2014. An offer document regarding the Offer is expected to be made public in conjunction with the commencement of the acceptance period. Settlement will begin as soon as Lexmark International Technology has announced that the conditions for the Offer have been satisfied or that Lexmark International Technology has otherwise resolved to complete the Offer. Assuming that such an announcement is made no later than around June 23, 2014, settlement is expected to begin around June 30, 2014.

Lexmark International Technology reserves the right to extend the acceptance period for the Offer, as well as the right to postpone settlement.

The acquisition of ReadSoft requires clearance from the relevant competition authorities. While necessary approvals are expected to be received prior to the end of the acceptance period set forth above, there can be no assurance regarding the timing or receipt of the approvals.

Redemption and de-listing

As soon as possible after Lexmark International Technology becomes the owner of shares representing more than 90 per cent of the outstanding shares in ReadSoft, Lexmark International Technology intends to commence a compulsory acquisition procedure under the Swedish Companies Act (Sw. aktiebolagslagen (2005.551)) to acquire all remaining shares in ReadSoft. In connection therewith, Lexmark International Technology intends to promote a de-listing of the Company's class B shares from NASDAQ OMX Stockholm.

Applicable law and disputes

The Offer shall be governed by and construed in accordance with the laws of Sweden. The Takeover Rules issued by NASDAQ OMX Stockholm, and the Swedish Securities Council rulings regarding the interpretation and application of the Takeover Rules, including, where applicable, the Swedish Securities Council's interpretation and application of the formerly applicable Rule on Public Offers for the Acquisition of Shares issued by the Swedish Industry and Commerce Stock Exchange Committee (Sw. Näringslivets Börskommitté), apply in relation to the Offer. In accordance with the Swedish Takeover Act, Lexmark International Technology has undertaken towards NASDAQ OMX Stockholm to comply with the Takeover Rules and to submit to any sanctions that may be imposed by NASDAQ OMX Stockholm upon breach of the Takeover Rules. The courts of Sweden shall have exclusive jurisdiction over any dispute arising out of or in connection with the Offer and the City Court of Stockholm shall be the court of first instance.

Advisers

Lexmark International Technology has retained Goldman Sachs as financial adviser and Bird & Bird as legal advisers.

Further information

For further information about Lexmark and the recommended cash offer for the shares of ReadSoft, please see www.lexmarkinfo.se.

For media questions, please contact:

Birgitta Henriksson,Brunswick Group
Phone: + 46 (0) 8 410 32 180
E-mail: bhenriksson@brunswickgroup.com

This press release was submitted for publication on 6 May 2014 at 8.00 (CET).

Important notice

This is a translation of the original Swedish language press release. In the event of discrepancies, the original Swedish wording shall prevail.

Offer restrictions

The Offer is not being made to persons whose participation in the Offer requires that any additional offer document is prepared or registration effected or that any other measures are taken in addition to those required under Swedish law. This press release and any documentation relating to the Offer are not being published in or distributed in or to and must not be mailed or otherwise distributed or sent in or to Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or any other country in which doing so would require any such additional measures to be taken or would be in conflict with any applicable law or regulation (the "Restricted Jurisdiction"). Any such action will not be permitted or sanctioned by Lexmark International Technology. Any purported acceptance of the Offer resulting from a direct or indirect violation of these restrictions may be disregarded.

The Offer is not being made, directly or indirectly, in or into any Restricted Jurisdiction by use of mail or any other means or instrumentality (including, without limitation, facsimile transmission, electronic mail, telex, telephone and the Internet) of interstate or foreign commerce, or of any facility of national security exchange, and the Offer cannot be accepted by any such use, means, instrumentality or facility of, or from within, any Restricted Jurisdiction. Accordingly, this press release and any documentation relating to the Offer are not being and should not be sent, mailed or otherwise distributed or forwarded in or into any Restricted Jurisdiction.

Lexmark International Technology will not deliver any consideration under the Offer in or into any Restricted Jurisdiction.

This press release is not being, and must not be, sent to shareholders with registered addresses in any Restricted Jurisdiction. Banks, brokers, dealers and other nominees holding shares for persons in any Restricted Jurisdiction must not forward this press release or any documentation relating to the Offer to such persons.

Forward-looking statements

Statements in this press release relating to future status or circumstances, including statements regarding future results, growth and other projections regarding development and the other benefits of the Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as "anticipates", "intends", "expects", "believes", or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of Lexmark International Technology. Any such forward-looking statements made herein speak only as of the date on which they are announced. Except as required by the Takeover Rules or applicable law or regulations, Lexmark International Technology expressly disclaims any obligations or undertaking to publicly announce updates or revisions to any forward-looking statements contained in this press release to reflect any change in expectations with regards thereto or any change in events, conditions or circumstances on which such statement is based, The reader should, however, consult any additional disclosures that Lexmark International Technology or ReadSoft has made or may make.

Special notice to shareholders in the United States

The Offer described in this announcement is subject to the laws of Sweden. It is important for US securities holders to be aware that this document is subject to disclosure and takeover laws and regulations in Sweden that are different from those in the United States.  The Offer is made in the United States in compliance with Section 14(e) of, and Regulation 14E under, the US Securities Exchange Act of 1934, as amended (“Exchange Act”), subject to the exemptions provided by Rule 14d-1(d) under the Exchange Act and otherwise in accordance with the requirements of Swedish law.  Accordingly, the Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the Offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and laws.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THIS OFFER, PASSED UPON THE FAIRNESS OR MERITS OF THIS ANNOUNCEMENT OR DETERMINED WHETHER THIS ANNOUNCEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE IN THE UNITED STATES.